                                                                   EXHIBIT 10.19


[LETTERHEAD OF CUMETRIX DATA SYSTEMS GOES HERE]

                       Amendments to Employment Contract

On December 20th 1999, Cumetrix Data Systems Corp. "The Company" made the following amendments to the Employment Contract of Mr. Jeff Toghraie "Executive" dated November 15th 1999.

The Company has elected to eliminate the car allowance provision included in the Executive's contract in favor of providing a company owned car purchased or leased by the company for the Executive's exclusive use. The company's contribution to the "Auto Allowance Program" shall not exceed $1,000 per month. This amount excludes regular fuel, Insurance, repair and maintenance charges, which will be additionally paid by the company. The Executive shall have exclusive use of the company owned car for the greater of three years or duration of his employment contract.

The Company has elected to provide use of an apartment for Mr. Jeff Toghraie. The Executive shall have exclusive use of the Apartment during the term of his employment with the company. The Company's contribution to this program shall not exceed $1,500 per month.

The following amendments are effective immediately.

Signed: /s/  MAX TOGHRAIE              Signed: /s/  JEFF TOGHRAIE
             --------------------                   --------------------
Cumetrix Data Systems Corp.              Jeff Toghraie,
Max Toghraie,
Chief Executive Officer                  Vice President, Sales